U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):MARCH 22, 2002
                                                 --------------


                              SLW ENTERPRISES INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


        WASHINGTON                 0-32093               91-2022980
        ----------                 -------               ----------
      (State or other            (Commission          (I.R.S. Employer
      Jurisdiction of            File Number)        Identification No.)
      incorporation)


      4015 PALM-AIRE DRIVE WEST, #1002
          POMPANO BEACH, FLORIDA                               33069
      --------------------------------                      ------------
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:   416.782.9169
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           ----------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

On March 22, 2002, SLW Enterprises Inc. (the "Company") and HiEnergy Microdevices, Inc. ("HiEnergy") executed a Voluntary Share Exchange Agreement (the "Exchange Agreement"), which contemplates the acquisition of HiEnergy by the Company through a voluntary share exchange offering of up to 18,330,000 shares of common stock of the Company to the shareholders of HiEnergy in exchange for their shares of HiEnergy common stock. The boards of directors of both companies unanimously approved the business combination and the HiEnergy board recommended to its shareholders that they exchange their HiEnergy common stock for the Company's common stock. HiEnergy is a Delaware corporation in the business of developing a proprietary remote detection technology used for security and industrial control purposes, which it intends to eventually bring to market.

The voluntary share exchange offering by the Company commenced on March 28, 2002 and is expected to close 20 business days thereafter, on or about April 24, 2002. On that date, if shareholders of HiEnergy holding at least 80% of the outstanding shares of common stock of HiEnergy have elected to exchange their HiEnergy common stock for the Company's common stock, HiEnergy will become a majority-owned subsidiary of the Company and the former HiEnergy shareholders who participated in the exchange will own a majority of the outstanding common stock of the Company. The closing of the transaction is subject to enough HiEnergy shareholders exchanging their shares to meet the 80% threshold. Shareholders of HiEnergy holding at least 80% of the outstanding shares of HiEnergy common stock are expected to sign Shareholder's Agreements committing to tender and not withdraw their shares of HiEnergy common stock prior to the expiration date of the exchange offer, which is April 24, 2002.

The Exchange Agreement contemplates that the current shareholders of HiEnergy will receive a controlling interest in the Company equal to up to 70.5% of its issued and outstanding common stock based on a capitalization of 26,000,000 shares. In connection with that objective, a current director and majority shareholder who owns 61.5% of the outstanding shares of common stock of the Company, Rheal Cote, plans to relinquish his control position in the Company, subject to the taking effect of the business combination between the Company and HiEnergy, by resigning as a director and surrendering to the Company all but 300,000 shares of the common stock of the Company that he currently holds. The other director and currently the sole officer of the Company, Barry Alter, intends to continue serving as a Director and as President of the Company following the closing date of the Exchange Agreement.

The execution of the Exchange Agreement was publicly reported by the Company in a press release in March, a copy of which is attached hereto as Exhibit 99.1.

Private Placement Offering
--------------------------

On March 28, 2002, the Board increased the Company's private placement offering from up to 1,500,000 shares to up to 2,000,000 shares of common stock (on a post-stock dividend basis) of the Company at $1.00 per share in connection with a private placement offering to accredited investors under Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act"). The offering and sale of the common stock has not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure is not an offer of securities or a solicitation of an offer to buy


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securities.  Placements  will  be  made  only  to  accredited  investors  with preexisting contacts with the Company and its authorized representatives. The private placement offering will have multiple closings, the first being on or before April 30, 2002 and will be contingent upon the closing of the Exchange Agreement between the Company and HiEnergy, and the second closing is anticipated to be on or before 30 days after the first closing.

ITEM  7.  EXHIBITS

Exhibit
Number          Description
------          -----------
 99.1           Press release dated March 26, 2002



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SLW  ENTERPRISES  INC.


   April 5, 2002                      By:  /s/  Barry Alter
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         (Date)                          Name:  Barry Alter
                                              ----------------------------
                                          Its:  President
                                              ----------------------------


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